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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 19, 2005


                                   R & B, Inc.
              (Exact name of registrant as specified in its charter)


     Pennsylvania                     000-18914               23-2078856
     ------------                     ---------               ----------
    (State or other                  (Commission            (IRS Employer
    jurisdiction of                  File Number)         Identification No.)
    incorporation)

                             3400 East Walnut Street
                           Colmar, Pennsylvania 18915
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: 215-997-1800

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Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit
           Plans.

      On May 19, 2005, R&B, Inc. (the "Company") gave notice to its executive officers and directors informing them that the Company's 401(k) Retirement Plan and Trust (the "Plan") was changing its administrative service provider. The notice indicated that the Company's officers and directors would be generally prohibited from, directly or indirectly, purchasing, selling, or otherwise acquiring or transferring equity securities of the Company for a period beginning July 21, 2005 and ending August 7, 2005 (the "black-out period").

     On June 14, 2005, the Company sent a notice to the Plan participants informing them that the Plan was changing its administrative service provider. The noitce indicated that participants in the Plan would be unable to change investment selections, transfer money or obtain a loan, distribution or withdrawal from the Plan during the black-out period. It also stated that since participants in the Plan would not be able to engage in the foregoing transactions during the black-out period, the Company's officers and directors would be generally prohibited from, directly or indirectly, purchasing, selling, or otherwise acquiring or transferring equity securities of the Company during the black-out period. The notice to the Plan participants is attached hereto as Exhibit 99.1 and is incorporated herein by reference

     A security holder or other interested person may obtain, without charge, information regarding the black-out period by contacting Thomas J. Knoblauch, Vice President, General Counsel, tel:(215) 997-8000, R&B, Inc., 3400 Walnut Street, Colmar, PA 18915.


Item 9.01 Exhibits

        Exhibit 99.1 Notice to Plan participants sent June 14, 2005.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    R&B, Inc.
                                  (Registrant)




Dated: August 2, 2005               By: /s/ Mathias J. Barton
                                      -----------------------------------------
                                      Mathias J. Barton
                                      Chief Financial Officer and
                                      Principal Accounting Officer

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